EXHIBIT 10.22

Summary of Arrangements with Certain Executives

The following is a summary of the salary and bonus compensation arrangements between the Company and certain of its executives (“Executives”).

Gary W. Rada is currently paid base salary at an annual rate of $420,000 and has a target bonus under the Company’s incentive bonus plan arrangement filed as exhibit 10.20 to this Form 10-Q equal to 70% of his annual base salary. Mr. Rada is entitled to the benefits and severance provisions included in his employment agreement incorporated by reference as Exhibit 10.9 to this Form 10-Q.

Timothy F. Gower is currently paid base salary at an annual rate of $251,000 and has a target bonus under the Company’s incentive bonus plan arrangement equal to 40% of his annual base salary. Mr. Gower is entitled to the benefits and severance provisions included in his employment agreement incorporated by reference as Exhibit 10.8 to this Form 10-Q.

Each of the Executives is also eligible to participate in certain of the Company’s equity incentive plans that have been filed as exhibits to the Company’s periodic reports filed with the Securities and Exchange Commission.